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Exhibit 21            Subsidiaries of Humitech International, Inc.


Name                        Jurisdiction of           Names under which
                             Incorporation             Subsidiaries do Business
--------------------------- ------------------------- --------------------------
Health Tech, Inc.           Nevada                    Health Tech, Inc.
--------------------------- ------------------------- --------------------------
FoodSoFresh, Inc.           Nevada                    FoodSoFresh, Inc.
--------------------------- ------------------------- --------------------------
Humitech Franchise          Nevada                    Humitech Franchise
Corporation                                            Corporation
--------------------------- ------------------------- --------------------------